                                                                     OGF&R DRAFT
                                                                         4/18/94
                                                                     Exhibit 1.2
                                1,656,600 Shares

                            LARIZZA INDUSTRIES, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT
                             ----------------------

                            (International Version)



                                                                 April ___, 1994



PAINEWEBBER INTERNATIONAL (U.K.) LTD.
MCDONALD & COMPANY SECURITIES, INC.
  As Managers of the several
  International Underwriters
c/o PaineWebber International (U.K.) LTD.
  1 Finsbury Avenue
  London EC2M 2PA England

Dear Sirs:

                 The persons named in Schedule I (the "Selling Shareholders") propose to sell an aggregate of 1,656,600 shares (the "International Shares") of the Company's Common Stock, no par value per share (the "Common Stock"), which shares are to be sold by the Selling Shareholders in the respective amounts set forth opposite their respective names in Schedule I, in each case to you and to the several other International Underwriters named in Schedule II hereto (collectively, the "International Underwriters"), for whom you are acting as managers (the "Managers"), in connection with the offering and sale of such shares of Common Stock outside the United States and Canada to persons other than United States or Canadian Persons (as hereinafter defined).

                 It is understood that the Company and the Selling Shareholders are concurrently entering into an agreement (the "U.S. Underwriting Agreement") providing for the sale by the Company and the Selling Shareholders of an aggregate of 7,866,440 shares of Common Stock, including the over-allotment option described therein (the "U.S. Shares"), through arrangements with certain underwriters in the United States (the "U.S. Underwriters"), for whom PaineWebber Incorporated, McDonald & Company Securities, Inc. and Roney & Co. are acting as representatives, in connection with the offering and sale of such shares of Common Stock in the United States to United States Persons. As used herein, "United States or Canadian Person" shall mean any individual who is resident in the United States or Canada or any corporation, pension, profit-sharing or other trust or other entity organized under or governed by the laws of the United States or







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Canada or of any political subdivision thereof (other than the foreign branch of any United States or Canadian Person), and shall include any United States or Canadian branch of a person other than a United States or Canadian Person; and "United States" shall mean the United States of America, its territories, possessions and all areas subject to its jurisdiction. This Agreement incorporates by reference certain provisions from the U.S. Underwriting Agreement (including the definitions of terms used therein which are also used herein) and, in general, all such provisions (and defined terms) shall be applied mutatis mutandis as if the incorporated provisions were set forth in full herein having regard to their context in this Agreement as opposed to the U.S. Underwriting Agreement.

                 The U.S. Underwriters have entered into an agreement with the International Underwriters (the "Agreement Between U.S. Underwriters and International Underwriters") contemplating the coordination of certain transactions between the U.S. Underwriters and the International Underwriters and any such transactions between the U.S. Underwriters and the International Underwriters shall be governed by the Agreement Between U.S. Underwriters and International Underwriters and shall not be governed by the terms of this Agreement.

                 The public offering price per share for the International Shares and the purchase price per share for the International Shares to be paid by the several International Underwriters shall be agreed upon by the Company, the Selling Shareholders and the Managers, acting on behalf of the several International Underwriters, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the "International Price Determination Agreement"). The International Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication among the Company, the Selling Shareholders and the Managers and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the International Shares will be governed by this Agreement, as supplemented by the International Price Determination Agreement. From and after the date of the execution and delivery of the International Price Determination Agreement, this Agreement shall be deemed to incorporate, and, unless the context otherwise indicates, all references contained herein to "this Agreement" and to the phrase "herein" shall be deemed to include the International Price Determination Agreement. The public offering price per share and the purchase price per share for the U.S. Shares to be paid by the several U.S. Underwriters pursuant to the U.S. Underwriting Agreement shall be set forth in a separate agreement (the "U.S. Price Determination Agreement"), the form of which is attached to the U.S. Underwriting Agreement. From and after the date of the execution and delivery of the U.S. Price Determination Agreement, unless the context otherwise indicates, all references contained herein to the "U.S. Underwriting Agreement" shall be deemed to include the U.S. Price Determination Agreement. The purchase price per share for the U.S. Shares to be paid by the several U.S. Underwriters shall be identical to the purchase price per share for the International Shares to be paid by the several International Underwriters hereunder.

                 Each Selling Shareholder has executed and delivered a Custody Agreement in the form attached as Exhibit B to the U.S. Underwriting Agreement pursuant to which each Selling Shareholder has placed its International Shares in custody.

                 The Company and the Selling Shareholders confirm as follows their respective agreements with the Managers and the several other International Underwriters.


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                 1.       Agreement to Sell and Purchase.

                          (a)     On the basis of the respective
representations, warranties and agreements of the Company and the Selling Shareholders herein contained and subject to all the terms and conditions of this Agreement, (i) each of the Selling Shareholders, severally and not jointly, agrees to sell to the several International Underwriters the number of International Shares set forth opposite the name of such Selling Shareholder on
Schedule I and (ii) each of the International Underwriters, severally and not jointly, agrees to purchase from the Selling Shareholders at the purchase price per share for the International Shares to be agreed upon by the Managers, the Company and the Selling Shareholders in accordance with Section 1(c) or 1(d) and set forth in the International Price Determination Agreement, the number of International Shares set forth opposite the name of such International Underwriter in Schedule II, plus such additional number of International Shares which such International Underwriter may become obligated to purchase pursuant to Section 9 hereof. If the Company elects to rely on Rule 430A (as hereinafter defined), Schedule II may be attached to the International Price Determination Agreement.

                          (b)     If the Company has elected not to rely on
Rule 430A, the public offering price per share for the International Shares and the purchase price per share for the International Shares to be paid by the several International Underwriters shall be agreed upon and set forth in the International Price Determination Agreement, which shall be dated the date hereof, and an amendment to the Registration Statement (as hereinafter defined) containing such per share price information shall be filed before the Registration Statement becomes effective.

                          (c)     If the Company has elected to rely on Rule
430A, the public offering price per share for the International Shares and the purchase price per share for the International Shares to be paid by the several International Underwriters shall be agreed upon and set forth in the International Price Determination Agreement. In the event that the International Price Determination Agreement has not been executed by the close of business on the fourth business day following the date on which the Registration Statement becomes effective, this Agreement shall terminate forthwith, without liability of any party to any other party except that
Section 7 shall remain in effect.

                 2. Delivery and Payment. Delivery of the International Shares shall be made to the Managers for the accounts of the International Underwriters against payment of the purchase price by certified or official bank checks payable in New York Clearing House (next- day) funds to the order of each of the Selling Shareholders at the office of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019. Such payment will be made at 10:00 a.m., New York City time, on the fifth business day following the date of this Agreement, or, if the Company has elected to rely on Rule 430A, the fifth business day after the date on which the first bona fide offering of the International Shares is made by the International Underwriters, or at such time on such other date, not later than seven business days after the date of this Agreement, as may be agreed upon by the Company and the Managers (such date is hereinafter referred to as the "Closing Date").

                 Certificates evidencing the International Shares shall be in definitive form and shall be registered in such names and in such denominations as the Managers shall request at least two business days prior to the Closing Date by written notice to the Company. For the purpose of expe-


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diting the checking and packaging of certificates for the International Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date.

                 The cost of tax stamps, if any, in connection with the sale of the International Shares by the Selling Shareholders shall be borne by the relevant Selling Shareholders. Each Selling Shareholder severally with respect to the International Shares sold by such Selling Shareholder will pay and save each International Underwriter and any subsequent holder of the International Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the sale to such International Underwriter of such International Shares.

                 3. Representations and Warranties of the Company. The Company hereby makes to each International Underwriter and each Selling Shareholder the same representations and warranties as are set forth in Section 3 of the U.S. Underwriting Agreement, which Section is hereby incorporated herein by reference.

                 4. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, hereby makes to each International Underwriter the same representations and warranties as are set forth in Section 4 of the U.S. Underwriting Agreement, which Section is hereby incorporated herein by reference.

                 5. Agreements of the Company and the Selling Shareholders. The Company and the Selling Shareholders, severally and not jointly, hereby make the same agreements with the several International Underwriters as the Company and the Selling Shareholders make in Section 5 of the U.S. Underwriting Agreement, which Section is hereby incorporated herein by reference.

                 6. Conditions of the Obligations of the International Underwriters. The obligations of each International Underwriter hereunder are subject to each of the conditions set forth in Section 6 of the U.S. Underwriting Agreement, which Section is hereby incorporated herein by reference, and the additional condition that the closing of the purchase and sale of the U.S. Firm Shares pursuant to the U.S. Underwriting Agreement shall occur concurrently with the closing of the purchase and sale of the International Shares hereunder.

                 7.       Indemnification.

                          (a)     The Company will indemnify and hold harmless
each International Underwriter, the directors, officers, employees and agents of each International Underwriter and each person, if any, who controls each International Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus furnished by the Company, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make



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the statements in it not misleading, provided that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the International Shares in the public offering to any person by an International Underwriter and arises out of or is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information (i) relating to any International Underwriter furnished in writing to the Company by the Managers expressly for inclusion in the Registration Statement, any International Preliminary Prospectus or the International Prospectus or any amendment or supplement thereto, or (ii) relating to the Selling Shareholders furnished to the Company in writing by or on behalf of any Selling Shareholder expressly for use therein under the heading "Principal and Selling Shareholders"; provided, however, that the foregoing indemnity with respect to any preliminary prospectus or the Prospectus shall not inure to the benefit of any International Underwriter from whom the person asserting any such losses, claims, liabilities, expenses or damages purchased Shares, or any director, officer, employee or agent of, or person controlling, such International Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such International Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, liability, expense or damage. For all purposes of this Agreement, (v) the statements contained in the Registration Statement and Prospectus in the first paragraph under the heading "Underwriting" that lists the members of the underwriting syndicate and the number of International Shares to be purchased thereby, (w) the amounts of the selling concession and reallowance set forth in the third paragraph under such heading, (x) the fifth paragraph under such heading, (y) the paragraph on the inside front cover page of the Prospectus relating to possible stabilization transactions and (z) the last paragraph of the cover page of the Prospectus constitute the only information relating to any International Underwriter furnished in writing to the Company by the Managers expressly for inclusion in the Registration Statement, the International Preliminary Prospectus or the International Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

                          (b)     The Company will indemnify and hold harmless
each of the Selling Shareholders, the directors, officers, employees and agents of each Selling Shareholder and each person, if any, who controls each Selling Shareholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus furnished by the Company, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, provided that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the International Shares in the public offering to any person by an International Underwriter and arises out of or is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information (i) relating to the Selling Shareholders furnished in writing to the Company by or on


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behalf of any of the Selling Shareholders expressly for inclusion in the
Registration Statement, any International Preliminary Prospectus or the International Prospectus or any amendment or supplement thereto under the heading "Principal and Selling Shareholders," or (ii) relating to any International Underwriter furnished to the Company in writing by the Managers expressly for inclusion therein; provided, however, that the foregoing indemnity with respect to any preliminary prospectus or the Prospectus shall not inure to the benefit of any Selling Shareholder, or any director, officer, employee or agent of, or person controlling, such Selling Shareholder, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the International Underwriter from whom the person asserting any such losses, claims, liabilities, expenses or damages purchased Shares, to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, liability, expense or damage. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

                          (c)     Each Selling Shareholder will indemnify and
hold harmless each International Underwriter, the Company, the directors, officers, employees and agents of each International Underwriter or the Company and each person, if any, who controls each International Underwriter or the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Selling Shareholder but only to the extent that such loss, claim, liability, expense or damage arises out of or is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to such Selling Shareholder furnished in writing to the Company by or on behalf of such Selling Shareholder expressly for inclusion in the Registration Statement, any International Preliminary Prospectus or the International Prospectus or any amendment or supplement thereto under the heading "Principal and Selling Shareholders;" provided, however, that the foregoing indemnity with respect to any preliminary prospectus or the Prospectus shall not inure to the benefit of any International Underwriter from whom the person asserting any such losses, claims, liabilities, expenses or damages purchased Shares, or any director, officer, employee or agent of, or person controlling, such International Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such International Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, liability, expense or damage. This indemnity agreement will be in addition to any liability that the Selling Shareholders might otherwise have.

                          (d)     Each International Underwriter will indemnify
and hold harmless the Company, the Selling Shareholders, each person, if any, who controls the Company or the Selling Shareholders within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company, each officer of the Company who signs the Registration Statement and each other director, officer, employee or agent of the Company or any Selling Shareholder to the same extent as the foregoing indemnities from each of the Company and the Selling Shareholders to each International Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any International Underwriter furnished in writing to the Company by the Managers expressly for use in the Registra-


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
tion Statement, any International Preliminary Prospectus or the International Prospectus or any amendment or supplement thereto, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus as amended or supplemented if the Company shall have furnished any amendments or supplements thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if the person asserting such losses, claims, liabilities, expenses or damages purchased Shares from an International Underwriter and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such International Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, liability, expense or damage. This indemnity will be in addition to any liability that each International Underwriter might otherwise have.

                          (e)     Any party that proposes to assert the right
to be indemnified under this Section 7 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 7 unless, and only to the extent that, such omission results in material prejudice to, including the forfeiture of substantive rights or defenses by, the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the


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
indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

                          (f)     In order to provide for just and equitable
contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company, the Selling Shareholders or the International Underwriters, the Company, the Selling Shareholders and the International Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by a party from persons other than another party, such as persons who control the party within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company or the Selling Shareholders and any one or more of the International Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company and Selling Shareholders on the one hand and the International Underwriters on the other and the relative fault of the Company and the Selling Shareholders, on the one hand, and the International Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. The relative benefits received by the Company and the Selling Shareholders on the one hand and the International Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the International Underwriters, in each case as set forth in the table on the cover page of the International Prospectus. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Managers on behalf of the International Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the International Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(f) were to be determined by pro rata allocation (even if the International Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this
Section 7(f) shall be deemed to include, for purposes of this Section 7(f), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(f), no International Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by it and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The International Underwriters' obligations to contribute as provided in this Section 7(f) are several in proportion to their respective underwriting obligations and not joint. The Selling Shareholders' obligations to contribute as provided in this Section 7(f) are several in proportion to the Shares sold by such Selling Shareholders and not joint. For purposes of this
Section 7(f), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to



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
contribution as that party, and each officer of the Company who signed the Registration Statement and each other officer, director, employee and agent will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 7(f), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(f), unless, and only to the extent that, such failure results in material prejudice to such party. No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

                          (g)     The indemnity and contribution agreements
contained in this Section 7 and the representations and warranties of the Company and the Selling Shareholders contained in, or incorporated by reference into, this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the International Underwriters, the Selling Shareholders, the Company or any of their respective directors, officers, controlling persons, employees or agents, (ii) acceptance of any of the International Shares and payment therefor or (iii) any termination of this Agreement.

                 8. Termination. The obligations of the several International Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date, by notice to the Company and the Selling Shareholders from the Managers, without liability on the part of any International Underwriter to the Company or any Selling Shareholder, if, prior to delivery and payment for the International Shares, in the sole judgment of the Managers, (i) trading in any of the equity securities of the Company shall have been suspended by the Commission or by an exchange that lists the Shares,
(ii) trading in securities generally on the New York Stock Exchange or American Stock Exchange shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority,
(iii) a general banking moratorium shall have been declared by either Federal or New York State authorities, (iv) a moratorium in foreign exchange trading by major international banks shall have been declared or (v) any material adverse change in the financial or securities markets or in political, financial or economic conditions or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of the Managers, impracticable or inadvisable to market the International Shares on the terms and in the manner contemplated by the Prospectus.

                 9. Substitution of Underwriters. If any one or more of the International Underwriters shall fail or refuse to purchase any of the International Shares which it or they have agreed to purchase hereunder, and the aggregate number of International Shares which such defaulting International Underwriter or International Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of International Shares, the other International Underwriters shall be obligated, severally, to purchase the International Shares which such defaulting International Underwriter or International Underwriters agreed but failed or refused to purchase, in the proportions which the number of International Shares which they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate number of International

Shares which all such non-defaulting International Underwriters have so agreed to purchase, or in such other proportions as the Managers may specify; provided that in no event shall the maximum number of International Shares which any International Underwriter has become obligated to purchase pursuant to Section 1 be increased pursuant to this Section 9 by more than one-ninth of the number of International Shares agreed to be purchased by such International Underwriter without the prior written consent of such International Underwriter. If any International Underwriter or International Underwriters shall fail or refuse to purchase any International Shares and the aggregate number of International Shares which such defaulting International Underwriter or International Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the International Shares and arrangements satisfactory to the Managers, the Company and the Selling Shareholders for the purchase of such International Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting International Underwriter, or the Company or any Selling Shareholder for the purchase or sale of any International Shares under this Agreement. In any such case either the Managers or the Company and the Selling Shareholders shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the International Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this
Section 9 shall not relieve any defaulting International Underwriter from liability in respect of any default of such International Underwriter under this Agreement.

                 10. International Distribution. Each International Underwriter represents and agrees that, except for (x) sales between the U.S. Underwriters and the International Underwriters pursuant to Section 1 of the Agreement between U.S. Underwriters and International Underwriters and (y) stabilization transactions contemplated in Section 3 thereof conducted as part of the distribution of the Shares, (a) it is not purchasing any of the International Shares for the account of any United States or Canadian Person and (b) it has not offered or sold, and will not offer or sell, directly or indirectly, any of the International Shares or distribute any prospectus relating to the International Shares to any person in the United States or Canada or to any United States or Canadian Person, and any dealer to whom it may sell any of the International Shares will represent that it is not purchasing any of the International Shares for the account of any United States or Canadian Person and will agree that it will not offer or resell such International Shares directly or indirectly to any person in the United States or Canada or to any United States or Canadian Person or to any other dealer who does not so represent and agree.

                 11. Miscellaneous. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 201 West Big Beaver Road, Suite 1040, Troy, Michigan 48084,
Attention: President, (b) if to any Selling Shareholder other than Internationale Nederlanden (U.S.) Capital Corporation ("ING Capital"), to Oppenheimer & Co., Inc., Oppenheimer Tower, World Financial Center, 200 Liberty Street, New York, New York 10281, Attention: Sam Kim, (c) if to ING Capital, at its office, 135 East 57th Street, New York, New York 10022-2101, Attention:
Benjamin Geiss/Olivier Trouveroy, or (d) if to the International Underwriters, to the Managers at the offices of PaineWebber International (U.K.) Ltd., 1 Finsbury Avenue, London EC2M 2PA England, Attention: Corporate Finance Department. Any such notice shall be effective only upon receipt. Any notice under Section 8 or 9 may be made by telex or telephone, but if so made shall be subsequently confirmed in writing.

                 This Agreement has been and is made solely for the benefit of the several International Underwriters, the Company and the Selling Shareholders and of the controlling persons, directors, officers, employees and agents referred to in Section 7, and their respective successors and assigns, and, except as set forth in the U.S. Underwriting Agreement, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of International Shares from any of the several International Underwriters.

                 Any action required or permitted to be taken by the Managers under this Agreement may be taken by them jointly or by PaineWebber International (U.K.) Ltd.


                 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                 This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                 The Company, the Selling Shareholders and the International Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

                 Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Shareholders and the several International Underwriters.

                                              Very truly yours,

                                              LARIZZA INDUSTRIES, INC.


                                              By:__________________________
                                                Name:
                                                Title:


                                              INTERNATIONALE NEDERLANDEN
                                              (U.S.) CAPITAL CORPORATION


                                              By:__________________________
                                                Name:
                                                Title:

                                              OPPENHEIMER & CO., INC.


                                              By:__________________________
                                                Name:
                                                Title:



                                              OPPENHEIMER HORIZON PARTNERS, L.P.


                                               By: [Name of General Partner
                                                   ________________________
                                                   Name:
                                                   Title:  General Partner


                                               By: ________________________
                                                   Name:
                                                   Title:


                                               OPPENHEIMER INSTITUTIONAL
                                               HORIZON PARTNERS, L.P.


                                               By: [Name of General Partner
                                                   ________________________
                                                   Name:
                                                   Title:  General Partner


                                               By: ________________________
                                                   Name:
                                                   Title:


                                               OPPENHEIMER INTERNATIONAL
                                               HORIZON FUND, LTD.


                                               By: ________________________
                                                   Name:
                                                   Title:


                                               THE & TRUST

                                               By: ________________________
                                                   Name:
                                                   Title: Trustee


Confirmed as of the date first
above mentioned:


PAINEWEBBER INTERNATIONAL (U.K.) LTD.
MCDONALD & COMPANY SECURITIES, INC.
Acting on behalf of
themselves and as the
Managers of the
other several International Underwriters named in Schedule II hereof.

PAINEWEBBER INTERNATIONAL (U.K.) LTD.


By:________________________
   Name:
   Title:


MCDONALD & COMPANY SECURITIES, INC.


By:________________________
   Name:
   Title:

                                   SCHEDULE I

                              SELLING SHAREHOLDERS



                                                                          Total Number
                                                                    of International Shares
 Name of Selling Shareholder                                              To Be Sold
 ---------------------------                                        -----------------------
 Internationale Nederlanden (U.S.) Capital Corporation

 Oppenheimer & Co., Inc.

 Oppenheimer Horizon Partners, L.P.

 Oppenheimer Institutional Horizon Partners, L.P.

 Oppenheimer International Horizon Fund, Ltd.

 The & Trust
                                                                            -------
                                                                           1,656,600
                                                                           ---------
                                                                           ---------

                                  SCHEDULE II

                           INTERNATIONAL UNDERWRITERS



                                                                                 Number of
                                                                               International
          Name of                                                                Shares to
 International Underwriters                                                     be Purchased
 --------------------------                                                     ------------
 PaineWebber International (U.K.) Ltd.
 McDonald & Company Securities, Inc.






                                                                                  ------
 Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               1,656,600
                                                                                 ---------
                                                                                 ---------

                                                                       EXHIBIT A





                            LARIZZA INDUSTRIES, INC.

                  INTERNATIONAL PRICE DETERMINATION AGREEMENT
                  -------------------------------------------

                                                                 April ___, 1994



PAINEWEBBER INTERNATIONAL (U.K.) LTD.
MCDONALD & COMPANY SECURITIES, INC.
  As Managers of the several International Underwriters
c/o PaineWebber International (U.K.) Ltd.
1 Finsbury Avenue
London EC2M 2PA
ENGLAND

Dear Sirs:

     Reference is made to the Underwriting Agreement, dated April ___, 1994 (the "International Underwriting Agreement"), among Larizza Industries, Inc., an Ohio corporation (the "Company"), the Selling Shareholders named in Schedule I thereto (the "Selling Shareholders"), and the several International Underwriters named in Schedule II thereto or hereto (the "International Underwriters"), for whom PaineWebber International (U.K.) Ltd. and McDonald & Company Securities, Inc. and are acting as Managers (the "Managers"). The International Underwriting Agreement provides for the purchase by the International Underwriters from the Selling Shareholders, subject to the terms and conditions set forth therein, of an aggregate of 1,656,600 shares (the "International Shares") of the Company's common stock, no par value per share. This Agreement is the International Price Determination Agreement referred to in the International Underwriting Agreement.

     Pursuant to Section 1 of the International Underwriting Agreement, the undersigned agree with the Managers as follows:

     1. The public offering price per share for the International Shares shall be $_______.

     2. The purchase price per share for the International Shares to be paid by the several International Underwriters shall be $_______ representing an amount equal to the public offering price set forth above, less $______ per share.

     The Company represents and warrants to each of the International Underwriters that the representations and warranties of the Company incorporated by reference in Section 3 of the

International Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

     Each Selling Shareholder represents and warrants to each of the International Underwriters that the representations and warranties of such Selling Shareholder incorporated by reference in Section 4 of the International Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

     As contemplated by the International Underwriting Agreement, attached as
Schedule II is a completed list of the several International Underwriters, which shall be a part of this Agreement and the International Underwriting Agreement.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

     If the foregoing is in accordance with your understanding of the agreement among the International Underwriters, the Company and the Selling Shareholders, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the International Underwriting Agreement shall be a binding agreement among the International Underwriters, the Company and the Selling Shareholders in accordance with its terms and the terms of the International Underwriting Agreement.


     Very truly yours,



     LARIZZA INDUSTRIES, INC.


     By:_________________________
        Name:
        Title:


     INTERNATIONALE NEDERLANDEN
     (U.S.) CAPITAL CORPORATION


     By: _________________________________
         Name:
         Title:

     OPPENHEIMER & CO., INC.


     By: _________________________________
         Name:
         Title:


     OPPENHEIMER HORIZON PARTNERS, L.P.


     By: [Name of General Partner
         _________________________________
         Name:
         Title:  General Partner

     By: _________________________________
         Name:
         Title:


     OPPENHEIMER INSTITUTIONAL HORIZON PARTNERS, L.P.


     By: [Name of General Partner
         _________________________________
         Name:
         Title:  General Partner


     By: _________________________________
         Name:
         Title:


     OPPENHEIMER INTERNATIONAL HORIZON FUND, LTD.


     By: _________________________________
         Name:
         Title:

     THE & TRUST


     By: _________________________________
          Name:
          Title:  Trustee


Confirmed as of the date
  first above mentioned:


Painewebber International (U.K.) Ltd. and
McDonald & Company Securities, Inc.
Acting on behalf of themselves and as the Managers of the several other International
Underwriters named in Schedule II hereof.

PAINEWEBBER INTERNATIONAL (U.K.) LTD.


By:  ________________________
     Name:
     Title:


MCDONALD & COMPANY SECURITIES, INC.


By: _________________________
     Name:
     Title: